Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 1, 2019, in the Registration Statement on Form F-1 and related Prospectus of Molecular Data Inc. dated December 6, 2019.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

December 6, 2019